UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2017

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

 N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 13, 2017, Dataram Corporation (the “Company”) issued and sold a convertible promissory note in the principal amount of $250,000 (the “Note”) to U.S. Gold Corp. The Note is due six months from the date of issuance and accrues interest at a rate of 9% per annum. Upon the occurrence of an “Event of Default”, as defined in the Note, the Note shall be convertible into shares of the Company’s common stock at a conversion price that shall equal 95% of the average of the lowest three (3) daily closing bid prices of the Company’s common stock, but in no event less than $1.15. The Note is subject to customary “Events of Default”, including the entry of a final, non-appealable monetary judgment against the Company in excess of $1,000,000 as well as the occurrence of an event of default by the Company under that certain Third and Final Amended and Restated Merger Agreement by and among the Company, Dataram Acquisition Sub, Inc., U.S. Gold Corp. and Copper King, LLC dated as of November 28, 2016

The offering is being made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Note is not complete and are qualified in its entirety by reference to the full text of the Form of Note, a copy of which is filed as Exhibit 4.1 to this report and are incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On July 8, 2016, the Company issued a press release announcing the Reverse Stock Split. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 4.1      Form of Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: April 17, 2017
David A. Moylan
(Signature)
David A. Moylan
Chief Executive Officer